UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2016

MRV COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311
(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On March 15, 2016, MRV Communications, Inc. (“MRV”) issued a press release announcing the authorization of a share repurchase program for up to $10 million. This press release is furnished as Exhibit 99.1 to this report.
The stock repurchase program will be operated in accordance with the requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection therewith, MRV is entering into a stock repurchase plan under Rule 10b5-1 of the Exchange Act to facilitate the repurchase of its Common Stock. Purchases of Common Stock will be subject to terms set forth in the Rule 10b5-1 plan and certain price, volume and timing constraints. Accordingly, there can be no assurance as to how many shares will be purchased.
The plan expires on March 10, 2017 or may be suspended or discontinued at any time, without prior notice. The funding for the repurchase is available from existing cash on hand. A plan under Rule 10b5-1 of the Exchange Act allows a company to repurchase its shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. A broker selected by MRV will have the authority under the terms and limitations specified in the plan to repurchase shares on MRV’s behalf in accordance with the terms of the plan.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

Exhibit 99.1          Company’s Press Release dated March 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 15, 2016

MRV COMMUNICATIONS, INC.

	By:	/s/ Stephen G. Krulik
Stephen G. Krulik
Chief Financial Officer